AMENDMENT TO CUSTODIAN and Transfer agent AGREEMENT

THIS AMENDMENT TO CUSTODIAN AND TRANSFER AGENT AGREEMENT (this “Amendment ”) is made as of January 19, 2022 by and between BROWN BROTHERS HARRIMAN & CO., a New York limited partnership (“BBH&Co.”) and New Age Alpha trust (the “Fund”), an open-end management investment company organized as a statutory trust under the laws of the State of Delaware. All capitalized terms used but not defined herein shall have the meanings set forth in the Agreement.

WHEREAS, BBH&Co. and the Fund are Parties to a Custodian and Transfer Agent Agreement dated as of November 24, 2020 (the “Agreement”); and

WHEREAS, in accordance with Section 13.2 of the Agreement, the Parties desire to amend the Agreement to add the AVDR International Leading ETF to Schedule V to the Agreement.

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties, each of the parties hereto hereby agree as follows:

1.                  Schedule V to the Agreement is hereby deleted in its entirety and replaced with the attached Schedule V.

2.                  As amended hereby, all terms and provisions of the Agreement are hereby ratified and affirmed as of the date hereof and are hereby extended to give effect to the terms hereof.

3.                  This Amendment, together with the Agreement, constitutes the entire agreement of the parties with respect to its subject matter and supersedes all oral communications and prior writings with respect hereto. Except as expressly modified hereby, the Agreement shall continue in full force and effect in accordance with its terms and conditions.

4.                  This Amendment may be executed in any number of counterparts each of which shall be deemed to be an original, but all of which together shall constitute one and the same Amendment.

5.                  This Amendment shall be construed in accordance the governing law and exclusive jurisdiction provisions of the Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the undersigned parties has executed this Amendment to the Agreement effective as of the date first above written.

BROWN BROTHERS HARRIMAN & CO.

By: /s/ Hugh Bolton________________________

Name: Hugh Bolton

Title: Managing Director

Date: February 8, 2022

new age alpha trust

By: /s/ Keith D. Kemp_______________________

Name: Keith D. Kemp

Title: President

Date: February 2, 2022

SCHEDULE V: LIST OF PORTFOLIOS

Name of Fund Date Added to the Agreement

AVDR US LargeCap Leading ETF November 24, 2020

AVDR US LargeCap ESG ETF November 24, 2020

AVDR International Leading ETF January 19, 2022